Exhibit 99.6
REVOCABLE PROXY
ALLIANCE BANCORP, INC. OF PENNSYLVANIA

☒	Please Mark Votes As in This Example
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLIANCE BANCORP, INC. OF PENNSYLVANIA FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON                            , 2010 AND AT ANY ADJOURNMENT THEREOF.
          The undersigned hereby appoints the Board of Directors of Alliance Bancorp, Inc. of Pennsylvania (“Alliance Bancorp”), or any successors thereto, as proxies with full powers of substitution, to represent and vote, as designated below, all the shares of common stock of Alliance Bancorp held of record by the undersigned on                            , 2010 at the Special Meeting of Stockholders to be held at                      , located at                      ,           , Pennsylvania on            day,                      ,      , 2010, at      :00 p.m., Eastern time, or at any adjournment thereof.
1.        Approval a Plan of Conversion and Reorganization and the transactions contemplated thereby pursuant to which, among other things, Alliance Bancorp, Inc. of Pennsylvania, a newly formed Pennsylvania corporation (“Alliance Bancorp-New”), will offer for sale shares of its common stock, and shares of common stock of Alliance Bancorp currently held by public stockholders will be exchanged for shares of common stock of Alliance Bancorp-New upon the conversion of Alliance Mutual Holding Company, Alliance Bank and Alliance Bancorp from the mutual holding company structure to the stock holding company form.

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.	The following Information Proposals:

2A.      Approval of a provision in the Articles of Incorporation of Alliance Bancorp-New providing for the authorized capital stock of 50,000,000 shares of common stock and 10,000,000 shares of serial preferred stock compared to 15,000,000 shares of common stock and 5,000,000 shares of preferred stock in the charter of Alliance Bancorp.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2B.       Approval of a provision in the Articles of Incorporation of Alliance Bancorp-New requiring a super-majority shareholder approval for mergers, consolidations and similar transactions, unless they have been approved in advance by at least two-thirds of the board of directors of Alliance Bancorp-New.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2C.       Approval of a provision in the Articles of Incorporation of Alliance Bancorp-New requiring a super-majority shareholder approval of amendments to certain provisions in the Articles of Incorporation and Bylaws of Alliance Bancorp-New.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2D.       Approval of a provision in the Articles of Incorporation of Alliance Bancorp-New to limit the voting rights of shares beneficially owned in excess of 10% of the outstanding voting securities of Alliance Bancorp-New.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.     Adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the Special Meeting to approve the Plan of Conversion and Reorganization.

☐ FOR	☐ AGAINST	☐ ABSTAIN
          In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
          The Board of Directors recommends that you vote “FOR” approval of the Plan of Conversion and Reorganization, “FOR” the Informational Proposals and “FOR” the adjournment of the Special Meeting, if necessary, to solicit additional proxies.
          THE SHARES OF COMMON STOCK OF ALLIANCE BANCORP, INC. OF PENNSYLVANIA WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION, FOR EACH OF THE INFORMATIONAL PROPOSALS, FOR THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE SPECIAL MEETING.
          The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders of Alliance Bancorp, Inc. of Pennsylvania, Inc. called for      , 2010,         the accompanying Proxy Statement/Prospectus prior to the signing of this proxy.

Please be sure to date this Proxy and sign in the box below.	Date
Stockholder sign above	Co-holder (if any) sign above

▲           Detach above card, sign, date and mail in postage paid envelope provided.           ▲
ALLIANCE BANCORP, INC. OF PENNSYLVANIA

Please sign this Proxy exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.
PLEASE ACT PROMPTLY
MARK, SIGN, DATE AND MAIL YOUR PROXY CARD TODAY
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.